                              UTILICORP UNITED INC.
                        COMPUTATION OF EARNINGS PER SHARE
                     (in millions, except per share amount)
                                   (unaudited)


                                                             Three Months Ended
                                                                  March 31,
                                                               1995      1994
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Line No.
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        Earnings Available for Common Shares:
(a)     Earnings available for common shares as reported       31.65     37.37
(b)     Elimination of interest on convertible subordinated
           debenture, net of tax                                0.12      0.15
(c)     Elimination of dividends on cumulative
           convertible preference stock                            -      1.07
                                                             ------------------
(d)     Fully Diluted Earnings Available                       31.77     38.58
                                                             ------------------
                                                             ------------------
        Weighted Average Common Shares Outstanding:
(e)     Primary weighted average shares outstanding
           as reported                                         44.74     42.28
(f)     Assumed conversion of convertible subordinated
           debenture                                            0.50      0.58
(g)     Assumed conversion of cumulative convertible
           preference shares                                       -      2.34
                                                             ------------------
(h)     Fully Diluted Weighted Average Shares
           Outstanding                                         45.24     45.20
                                                             ------------------
                                                             ------------------
        Earnings Per Common Share:
           Primary (a/e)                                        $.71      $.88
           Fully Diluted (d/h)                                   .70       .85